UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Informatica Corporation

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 18, 2006

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Informatica Corporation, a Delaware corporation (“Informatica”), will be held on Thursday, May 18, 2006 at 3:00 p.m., Pacific Standard Time, at Informatica’s corporate headquarters, 100 Cardinal Way, Redwood City, CA 94063, for the following purposes:

1.	To elect three Class III directors for a term of three years or until their respective successors have been duly elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as Informatica’s independent registered public accounting firm.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

Only holders of record of Informatica’s common stock at the close of business on March 31, 2006, the record date, are entitled to vote on the matters listed in this Notice of Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the enclosed proxy card, (2) by telephone by calling the toll-free number as instructed on the enclosed proxy card or (3) by mail by completing, signing, dating and returning the enclosed paper proxy card in the postage-prepaid envelope enclosed for such purpose. For further details, please see the section entitled “Voting” on page two of the accompanying Proxy Statement. Any stockholder attending the Annual Meeting may vote in person even if he or she has voted using the Internet, telephone or proxy card.

By Order of the Board of Directors of Informatica Corporation

Sohaib Abbasi
Chairman & Chief Executive Officer

Redwood City, California
April 7, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY (1) TELEPHONE, (2) USING THE INTERNET OR (3) COMPLETING AND RETURNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

INFORMATICA CORPORATION

PROXY STATEMENT
FOR
2006 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

This Proxy Statement is being furnished to holders of common stock, par value $0.001 per share (the “Common Stock”), of Informatica Corporation, a Delaware corporation (“Informatica” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of Informatica for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 18, 2006 at 3:00 p.m., Pacific Standard Time, and at any adjournment or postponement thereof for the purpose of considering and acting upon the matters set forth herein. The Annual Meeting will be held at Informatica’s corporate offices, located at 100 Cardinal Way, Redwood City, CA 94063. The telephone number at that location is (650) 385-5000.

This Proxy Statement, the accompanying form of proxy card and the Company’s Annual Report to Stockholders are first being mailed on or about April 7, 2006 to all stockholders entitled to vote at the Annual Meeting.

Stockholders Entitled to Vote; Record Date

Only holders of record of Informatica’s Common Stock at the close of business on March 31, 2006 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. As of the record date, there were 86,212,877 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. No shares of preferred stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of Informatica’s Common Stock, see the section of this Proxy Statement entitled “Share Ownership by Principal Stockholders and Management.”

Quorum; Required Vote

The presence of the holders of a majority of the shares of Common Stock entitled to vote generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Stockholders are counted as present at the meeting if they (1) are present in person or (2) have properly submitted a proxy card or voted by telephone or by using the Internet.

A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting. An abstaining vote is deemed to be a “vote cast” and has the same effect as a vote cast against approval of a proposal requiring approval by a majority of the votes cast. However, broker “non-votes” are not deemed to be “votes cast.” As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Voting

Voting by telephone or the Internet. A stockholder may vote his or her shares by calling the toll-free number indicated on the enclosed proxy card and following the recorded instructions or by accessing the website indicated on the enclosed proxy card and following the instructions provided. When a stockholder votes via the Internet or by telephone, his or her vote is recorded immediately. Informatica encourages its stockholders to vote using these methods whenever possible.

Voting by proxy card. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Voting by attending the meeting. A stockholder may also vote his or her shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identification for entrance to the Annual Meeting. If a stockholder attends the Annual Meeting, he or she may also submit his or her vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the Annual Meeting.

Changing vote; revocability of proxy. If a stockholder has voted by telephone or the Internet or by sending a proxy card, such stockholder may change his or her vote before the Annual Meeting.

A stockholder that has voted by telephone or the Internet may change his or her vote by making a timely and valid later telephone or Internet vote, as the case may be.

Any proxy card given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy card may be revoked by (1) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Secretary of the Company or should be sent so as to be delivered to Informatica Corporation, 100 Cardinal Way, Redwood City, CA 94063, Attention: Corporate Secretary.

Expenses of Solicitation

Informatica will bear all expenses of this solicitation, including the cost of preparing and mailing this solicitation material. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, letter, e-mail, telegram, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. The Company’s costs for such services, if retained, will not be significant.

Procedure for Submitting Stockholder Proposals

Requirements for stockholder proposals to be considered for inclusion in the Company’s proxy materials. Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company’s proxy materials for the 2007 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than December 11, 2006 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for stockholder proposals to be brought before an annual meeting. In addition, the Company’s Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by (1) the Board of Directors, (2) the Corporate Governance and Nominating Committee or (3) any stockholder entitled to vote who has delivered written notice to the Secretary of the Company within the Notice Period (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. However, if a stockholder wishes only to recommend a candidate for consideration by the Corporate Governance and Nominating Committee as a potential nominee for the Company’s Board of Directors, see the procedures discussed in “Proposal One: Election of Directors — Corporate Governance Matters.”

The Company’s Bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by any stockholder entitled to vote who has delivered written notice to the Secretary of the Company within the Notice Period (as defined below), which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

The “Notice Period” is defined as that period not less than 45 days nor more than 75 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the previous year’s annual meeting of stockholders. As a result, the Notice Period for the 2007 annual stockholder meeting will start on January 26, 2007 and end on February 24, 2007.

If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, the Company need not present the proposal for vote at such meeting.

A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company’s proxy materials, should be sent to Informatica Corporation, 100 Cardinal Way, Redwood City, CA 94063, Attention: Corporate Secretary.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Company’s Board of Directors is currently comprised of eight members who are divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. Three directors shall be elected at the Annual Meeting.

Nominees for Class III Directors

Three Class III directors are to be elected at the Annual Meeting for a three-year term ending in 2009. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated David W. Pidwell, Sohaib Abbasi and Geoffrey W. Squire for re-election as Class III directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the re-election of Mr. Pidwell, Mr. Abbasi and Mr. Squire. The Company expects that Mr. Pidwell, Mr. Abbasi and Mr. Squire will accept such nomination; however, in the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until such director’s term expires in 2009 or until such director’s successor has been elected and qualified.

Mr. Geoffrey Squire was recommended for consideration by Mr. Abbasi, the Company’s CEO, to become a member of the Board of Directors. After conducting its evaluation, including interviews with Mr. Squire, the Corporate Governance and Nominating Committee recommended his election to the Board of Directors and in October 2005, the Board of Directors appointed Mr. Squire as a director.

The Board of Directors recommends a vote “FOR” the nominees listed above.

Information Regarding Nominees and Other Directors

Nominees for Class III Directors for a Term Expiring in 2009

Name	Age	Principal Occupation and Business Experience
David W. Pidwell	58
Venture Partner, Alloy Ventures. Mr. Pidwell has been a Director of the Company since February 1996. Mr. Pidwell has been a venture partner with Alloy Ventures, an early-stage venture capital firm, since 1996. From January 1988 to January 1996, Mr. Pidwell was President and Chief Executive Officer of Rasna Corporation, a software company. Mr. Pidwell holds a B.S. degree in electrical engineering and an M.S.I.S.E. degree in computer systems engineering from Ohio University and has completed three years of work at Stanford University on a Ph.D. in engineering economic systems. Mr. Pidwell also serves on the Board of Directors of a number of privately-held companies.

Sohaib Abbasi	49
Chairman and Chief Executive Officer of the Company. Mr. Abbasi has served as the Chief Executive Officer and President of the Company since July 2004, and Chairman of the Board since March 2005. Mr. Abbasi has been a Director of the Company since February 2004. From 1982 through 2003, Mr. Abbasi was employed by Oracle, an enterprise software company, where his last position was Senior Vice President of the Tools Product Division and Oracle Education. Mr. Abbasi holds a B.S. and M.S. in computer science from the University of Illinois, Urbana-Champaign.

Geoffrey W. Squire, OBE	58
Chairman, The Innovation Group plc and Kognitio Ltd. Mr. Squire has been a Director of the Company since October 2005. Mr. Squire is presently the chairman of Kognitio, a provider of business intelligence services, and of UK-based public company, The Innovation Group, a provider of business services to the global insurance community. From April 1997 to June 2005, Mr. Squire was vice chairman of VERITAS, a storage solutions software company. From June 1995 to April 1997, Mr. Squire was CEO of OpenVision, a systems management software company. Prior to OpenVision, Mr. Squire was responsible for the launch of Oracle UK, and served as the CEO of Oracle Europe and president of Oracle Worldwide Operations. A former president of the UK Computing Services & Software Association and the European Information Services Association, Mr. Squire holds an honorary doctorate from Oxford Brookes University and was awarded an Officer of the Order of the British Empire for his contributions to the information industry. Mr. Squire also serves on the Board of Directors of a number of privately-held companies.

Incumbent Class I Directors Whose Term Expires in 2007

Name	Age	Principal Occupation and Business Experience
Janice Chaffin	51
Chief Marketing Officer, Symantec Corp. Ms. Chaffin has been a Director of the Company since December 2001. From May 2003 to the present, Ms. Chaffin has served as Chief Marketing Officer at Symantec Corp., an internet security technology company. From July 1981 to May 2003, Ms. Chaffin was employed at Hewlett-Packard Company, a technology solutions company, where her last position was Vice President. Ms. Chaffin holds a B.A. from the University of California, San Diego, and an M.B.A. from the University of California, Los Angeles.

Carl J. Yankowski	57
Principal, Westerham Group, LLC. Mr. Yankowski has been a Director of the Company since July 2003. From November 2001 to the present, Mr. Yankowski has served as a principal at Westerham Group, a management and consulting company. From March 2002 to the present, Mr. Yankowski has served as Executive Chairman of CRF, Inc., a leading electronic patient diaries company. From August 2004 to July 2005, Mr. Yankowski served as Chairman and Chief Executive Officer of Majesco Entertainment, a provider of diversified applications and content for digital entertainment platforms. From November 1999 to November 2001, he served as Chief Executive Officer of Palm, Inc., a handheld devices and solutions company. Prior to that, he was Chief Executive Officer of Reebok Brand at Reebok International, a sports footwear and apparel company, and President and COO of Sony Electronics. Mr. Yankowski holds two B.S. degrees in electrical engineering and management from Massachusetts Institute of Technology. Mr. Yankowski also served on the Board of Directors of Novell from June 2001 to February 2003, and currently serves on the Boards of Directors of several privately-held companies.

Charles J. Robel	56
Retired Partner, PricewaterhouseCoopers. Mr. Robel has been a Director of the Company since November 2005. From June 2000 to December 2005, Mr. Robel was a general partner and Chief of Operations for Hummer Winblad Venture Partners. From January 1974 to May 2000, Mr. Robel was a partner with PricewaterhouseCoopers, LLP. From mid 1995 to May 2000, Mr. Robel led PricewaterhouseCoopers’ High Technology Transaction Services Group in Silicon Valley where he advised on strategy, valuation and structuring for mergers and acquisitions. From May 1985 to mid 1995, Mr. Robel was the partner in charge of the Software Industry Group at PricewaterhouseCoopers, LLP in Silicon Valley, and prior to that, Mr. Robel was with PricewaterhouseCoopers, LLP in Los Angeles and Phoenix. Mr. Robel holds a B.S. degree in accounting from Arizona State University. Mr. Robel also sits on the Board of Directors of Borland Software and Adaptec, Inc and serves as the Chairman of both Borland’s and Adaptec’s audit committees.

Incumbent Class II Directors Whose Term Expires in 2008

Name	Age	Principal Occupation and Business Experience
A. Brooke Seawell	58
Venture Partner, New Enterprise Associates. Mr. Seawell has been a Director of the Company since December 1997. Mr. Seawell has been a Venture Partner with New Enterprise Associates, a venture capital firm, since January 2005. From February 2000 to December 2004, Mr. Seawell was a Partner with Technology Crossover Ventures, a venture capital firm. From January 1997 to August 1998, Mr. Seawell was Executive Vice President of NetDynamics, an applications server software company, which was acquired by Sun Microsystems. From March 1991 to January 1997, Mr. Seawell was Senior Vice President and Chief Financial Officer of Synopsys, an electronic design automation software company. Mr. Seawell holds a B.A. degree in economics and an M.B.A. degree in finance and accounting from Stanford University. Mr. Seawell serves on the Board of Directors of NVIDIA Corporation and a number of privately-held companies.

Mark A. Bertelsen	61
Senior Partner, Wilson Sonsini Goodrich & Rosati. Mr. Bertelsen has been a Director of the Company since September 2002. Mr. Bertelsen joined Wilson Sonsini Goodrich & Rosati in 1972, was the firm’s managing partner from 1990 to 1996, and is currently a member of the firm’s Policy Committee of senior partners. He received his law degree (J.D.) from Boalt Hall School of Law, University of California, Berkeley, in 1969, and a B.A. in political science from the University of California, Santa Barbara, in 1966. Mr. Bertelsen also serves on the Board of Directors of Autodesk, Inc. and Taleo Corporation. Mr. Bertelsen is a Trustee of the U.C. Santa Barbara Foundation and served as chair from 2001–2003.

Board Meetings and Committees

During 2005, the Board of Directors held 6 meetings (including regularly scheduled and special meetings), and no directors attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he or she was a member.

The Board of Directors currently has four standing committees: an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Strategy Committee.

Audit Committee. The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, currently consists of Messrs. Seawell, Yankowski and Robel each of whom is “independent,” as such term is defined for audit committee members by the listing standards of The NASDAQ Stock Market. The Board of Directors has determined that each of Messrs. Seawell, Yankowski and Robel is an “audit committee financial expert” as defined under the rules of the Securities Exchange Commission (the “SEC”). Mr. Seawell is the Chairman of the Audit Committee. The Audit Committee met 8 times in 2005. The Audit Committee (1) provides oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, (2) assists the Board of Directors in oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, and the Company’s internal accounting and financial controls, and (3) provides to the Board of Directors such information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, which is available in the “Investor Relations” section of our website at http://www.informatica.com.

Compensation Committee. The Compensation Committee currently consists of Ms. Chaffin and Messrs. Pidwell and Yankowski, each of whom is “independent” as defined in the listing standards of The NASDAQ Stock Market. Mr. Pidwell is the chairman of the Compensation Committee. The Compensation Committee met 8 times in 2005. In addition to holding regular meetings, the Compensation Committee took action by written consent at various times during the course of 2005. The Compensation Committee reviews and approves the compensation and benefits for the Company’s executive officers, administers the Company’s stock plans and performs such other duties as may from time to time be determined by the Board of Directors. The Compensation Committee Charter is available in the “Investor Relations” section of our website at http://www.informatica.com.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee currently consists of Messrs. Bertelsen, Pidwell and Seawell each of whom is “independent” as defined in the listing standards of The NASDAQ Stock Market. Mr. Bertelsen is the chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee took action by written consent at various times during the course of 2005. This committee is responsible for developing general criteria regarding the qualifications and selection of Board members, recommending candidates for election to the Board of Directors, reviewing and making recommendations regarding the composition and mandate of Board committees, developing overall governance guidelines, and overseeing the performance and compensation of the Board of Directors. Mr. Geoffrey Squire was recommended by the Company’s CEO to become a member of the Board of Directors. After conducting its evaluation, including interviews with Mr. Squire, the Corporate Governance and Nominating Committee recommended his election to the Board of Directors and in October 2005, the Board of Directors appointed Mr. Squire as a director. In 2005 a third party search firm engaged by the Company recommended Charles J. Robel as a member of the Board of Directors. After conducting its evaluation, including interviews with Charles J. Robel, the Corporate Governance and Nominating Committee recommended his election to the Board of Directors. In November 2005 the Board of Directors appointed Charles J. Robel as a director. It is the policy of the Corporate Governance and Nominating Committee to consider recommendations of candidates for the Board of Directors submitted by the stockholders of the Company; for more information see the discussion in “Corporate

Governance Matters.” The Corporate Governance and Nominating Committee Charter is available in the “Investor Relations” section of our website at http://www.informatica.com.

Strategy Committee. The Strategy Committee was established in January 2006 and currently consists of Ms. Chaffin and Messrs. Robel and Squire, each of whom is “independent” as defined in the listing standards of The NASDAQ Stock Market. Mr. Squire is the Chairman of the Strategy Committee. This committee is responsible for assisting the Company’s Board of Directors and management to oversee the Company’s strategic plans.

Lead Independent Director. Mr. Pidwell was appointed Lead Independent Director in March 2005, whereby he serves as a liaison between management and the other non-employee directors. As Lead Independent Director, Mr. Pidwell will, among other things, schedule and chair meetings of the independent directors. In addition, from time to time, the independent directors hold a closed session at regularly scheduled board meetings.

Director Compensation

Cash Compensation. Non-employee members of the Board of Directors receive (1) an annual retainer of $30,000, paid quarterly at the rate of $7,500 per quarter; (2) $15,000 paid quarterly at the rate of $3,750 per quarter for the lead independent Director; (3) $15,000 per year for each member of the Audit Committee ($20,000 if such member is the chairperson); (4) $10,000 per year for each member of the Compensation Committee ($15,000 if such member is the chairperson); (5) $5,000 per year for each member of the Corporate Governance and Nominating Committee ($10,000 if such member is the chairperson) and (6) $5,000 per year for each member of the Strategy Committee ($10,000 if such member is the chairperson).

Option Grants. Non-employee directors are eligible to receive options to purchase the Company’s Common Stock pursuant to the Company’s 1999 Non-Employee Director Stock Incentive Plan (the “1999 Director Plan”), which provides for annual automatic grants of nonqualified stock options to continuing non-employee directors. Under the 1999 Director Plan, each non-employee director will automatically be granted a nonstatutory stock option grant of 60,000 shares of the Company’s Common Stock upon his or her initial election to the Board of Directors (“Initial Grant”). Immediately following each annual stockholders’ meeting, each non-employee director who continues to serve as a non-employee director following such annual meeting will automatically be granted a nonstatutory stock option to purchase 25,000 shares of the Company’s Common Stock (“Subsequent Grant”), as long as the director had been a non-employee director for at least six months prior to such annual meeting of stockholders. All options automatically granted to non-employee directors will have an exercise price equal to 100% of the fair market value on the date of grant. One third of the shares subject to the Initial Grant vests and becomes exercisable one year after the grant date and the remaining shares subject to the Initial Grant vest in equal monthly installments over the following 24-month period, such that the option is fully exercisable three years after its date of grant. Each Subsequent Grant vests and becomes 100% exercisable one year after the date such option is granted. In 2005, each of Ms. Chaffin and Messrs. Bertelsen, Pidwell, Seawell and Yankowski received Subsequent Grants. Messrs. Squire and Robel received an Initial Grant in 2005 as non-employee directors.

Corporate Governance Matters

Code of Business Conduct. We have adopted a Code of Business Conduct that applies to all of our directors, officers (including our principal executive officer and senior financial and accounting officers), and employees. You can find our Code of Business Conduct on our website at http://www.informatica.com/company/investors/corporategovernance/default.htm and clicking on the link “Code of Business Conduct.” We will post any amendments to the Code of Business Conduct, as well as any waivers that are required to be disclosed by the rules of either the SEC or The NASDAQ Stock Market, on our website.

Independence of the Board of Directors. The Board of Directors has determined that, with the exception of Sohaib Abbasi, who is the Chief Executive Officer and President of Informatica, all of its members are “independent directors” as defined in the listing standards of The NASDAQ Stock Market.

Contacting the Board of Directors. Stockholders and other individuals may communicate with the Board of Directors by submitting either an e-mail to board@informatica.com or a written communication addressed to the Board of Directors (or specific board member) Informatica Corporation, 100 Cardinal Way, Redwood City, California 94063. E-mail communications that are intended for a specific director should be sent to the e-mail address above to the attention of the applicable director.

Attendance at annual stockholder meetings by the Board of Directors. Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders, the Company encourages, but does not require, directors to attend. Two directors attended the Company’s 2005 annual meeting of stockholders.

Process for recommending candidates for election to the Board of Directors. The Corporate Governance and Nominating Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors. It is the policy of the Committee to consider recommendations for candidates to the Board of Directors from stockholders. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to Informatica Corporation, Corporate Secretary, 100 Cardinal Way, Redwood City, CA 94063 and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, and evidence of the nominating person’s ownership of the Company’s Common Stock.

The Committee’s general criteria and process for evaluating and identifying the candidates that it recommends to the full Board of Directors for selection as director nominees, are as follows:

•	The Committee regularly reviews the current composition and size of the Board of Directors.

•	In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and considers (1) the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board of Directors, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence and other commitments, and (3) such other factors as the Committee may consider appropriate.

•	While the Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business, government or technology, including their understanding of the enterprise software industry and Informatica’s business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•	In evaluating and identifying candidates, the Committee has the authority to retain third-party search firms with regard to candidates who are properly recommended by stockholders or by other means. The Committee will review the qualifications of any such candidate, which review may, in the Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Committee deems necessary or proper.

•	The Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board of Directors to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

•	After completing its review and evaluation of director candidates, the Committee recommends to the full Board of Directors the director nominees for selection.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP (“E&Y”) as the independent registered public accounting firm of the Company. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If the stockholders do not ratify the appointment of E&Y, the Audit Committee may reconsider its selection.

E&Y has audited the Company’s financial statements since the Company’s inception. A representative of E&Y is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” this proposal.

Accounting Fees

The following table shows the fees paid or accrued by the Company for the audit and other services provided by E&Y for fiscal years 2004 and 2005.

	Fiscal Year
	2004	2005
Audit Fees (1)	$1,135,000	$1,214,000
Audit-Related Fees (2)	44,000	155,000
Tax Fees (3)	583,000	1,168,000
All Other Fees	—	—
Total	$1,762,000	$2,461,000

(1)	Audit fees are for professional services rendered for the audit of the Company’s annual financial statements and reviews of its quarterly financial statements. This category also includes fees for international statutory audits, consents, assistance with and review of documents filed with the SEC, attest services, work done by tax professionals in connection with the audit or quarterly reviews, accounting consultations and research work necessary to comply with generally accepted auditing standards and attestation-related services in connection with Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Higher fees in 2005 were primarily due to continuing increases in fees related to Section 404 matters, and, to a lesser extent, an increase in the size and complexity of the Company.

(2)	These are fees for assurance and related services performed by E&Y that are reasonably related to the performance of the audit or review of Informatica’s financial statements, which include fees for accounting consultations, internal control reviews and attest services not required by statute or regulation. The increase in fees from $44,000 in 2004 to $155,000 in 2005 was primarily due to consulting services related to the Company’s impending implementation of FAS123R “Share Based Payment”, beginning January 1, 2006.

(3)	These are fees for professional services performed by E&Y with respect to tax compliance and tax planning and advice. Tax compliance includes preparation of original and amended tax returns for the Company, refund claims, tax payment planning and tax audit assistance. Tax compliance fees totaled $349,000 and $263,000 for fiscal years 2004 and 2005, respectively. Tax planning and advice includes tax strategy planning and modeling, merger and acquisition related projects, intellectual property tax issues, intercompany and transfer pricing design and foreign employee tax matters. Tax planning and advice totaled $234,000 and $905,000 for fiscal years 2004 and 2005, respectively. Higher fees in 2005 were primarily due to development of certain tax strategies, including the Company’s planned implementation of an offshore trading company and, to a lesser extent, an increase in the size and complexity of the Company. The offshore trading company will allow the Company to take advantage of favorable tax environments in foreign jurisdictions where the Company conducts business.

Pre-Approval of Audit and Non-Audit Services

All audit and non-audit services provided by E&Y to the Company must be pre-approved by the Audit Committee. The Audit Committee utilizes the following procedures in pre-approving all audit and non-audit services provided by E&Y. At or before the first meeting of the Audit Committee each year, the Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services and other services) expected to be provided by E&Y during the year. Before each subsequent meeting, the Audit Committee is presented with an updated listing of approved services highlighting any new audit and non-audit services to be provided by E&Y. The Audit Committee reviews these listings and approves the services outlined therein if such services are acceptable to the Audit Committee.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chairman of the Audit Committee the authority to amend or modify the list of audit and non-audit services and fees; provided, however, that such additional or amended services may not affect E&Y’s independence under applicable SEC rules. The Chairman reports any such action taken to the Audit Committee at the subsequent Audit Committee meeting.

All E&Y services and fees in 2004 and 2005 were pre-approved by the Audit Committee.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of Informatica’s Common Stock as of March 1, 2006 for the following: (1) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s Common Stock; (2) each of the Company’s directors; (3) each of the executive officers named in the Summary Compensation Table; and (4) all directors and executive officers of the Company as a group.

Name	Common Stock Beneficially Owned (1)	Percentage Beneficially Owned (2)
Delaware Management Holdings (3) 2005 Market Street Philadelphia, PA 19103	6,149,917	7%
Entities affiliated with Barclays Global Investors (4) 45 Fremont Street San Francisco, CA 94105	5,186,601	6%
TimesSquare Capital Management, LLC (5) Four Times Square, 25th Floor New York, NY 10036	4,522,271	5%
Sohaib Abbasi (6)	1,334,770	*
David W. Pidwell (7)	348,880	*
A. Brooke Seawell (8)	275,000	*
Janice D. Chaffin (9)	145,000	*
Mark A. Bertelsen (10)	120,000	*
Carl J. Yankowski (11)	60,175	*
Geoffrey W. Squire (12)	100,000	*
Charles J. Robel	—	—
Earl E. Fry (13)	1,109,598	*
Girish Pancha (14)	592,843	*
Paul Hoffman (15)	178,333	*
John Entenmann (16)	2,710	*
All directors and executive officers as a group (12 Persons) (17)	4,267,309	5%

*	Less than one percent of the outstanding Common Stock.

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares over which the individual or entity has voting power or investment power and any shares of Common Stock that the individual has the right to acquire within 60 days of March 1, 2006 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(2)	The total number of shares of Common Stock outstanding as of March 1, 2006 was 89,114,094.

(3)	This information was obtained from filings made with the SEC pursuant to Section 13(g) of the Exchange Act.

(4)	This information was obtained from filings made with the SEC pursuant to Section 13(g) of the Exchange Act.

(5)	This information was obtained from filings made with the SEC pursuant to Section 13(g) of the Exchange Act.

(6)	Includes 1,222,415 shares subject to options exercisable within 60 days of March 1, 2006.

(7)	Includes 85,000 shares subject to options exercisable within 60 days of March 1, 2006. The remaining 263,880 shares are held of record by the Pidwell Family Living Trust dated June 25, 1987, of which Mr. Pidwell is trustee.

(8)	Includes 265,000 shares subject to options exercisable within 60 days of March 1, 2006.

(9)	Consists solely of shares subject to options exercisable within 60 days of March 1, 2006.

(10)	Consists solely of shares subject to options exercisable within 60 days of March 1, 2006.

(11)	Consists solely of shares subject to options exercisable within 60 days of March 1, 2006.

(12)	Consists solely of beneficially owned common stock.

(13)	Includes 1,089,017 shares subject to options exercisable within 60 days of March 1, 2006.

(14)	Includes 493,684 shares subject to options exercisable within 60 days of March 1, 2006.

(15)	Includes 171,874 shares subject to options exercisable within 60 days of March 1, 2006.

(16)	Mr. Entenmann resigned as an executive officer of the Company effective November 1, 2005. Consist solely of beneficially owned common stock.

(17)	Includes 3,652,165 shares subject to options exercisable within 60 days of March 1, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s executive officers and directors, and certain persons who own more than 10% of a registered class of the Company’s equity securities (“10% Stockholders”), to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such executive officers, directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed during 2005, the Company believes that its executive officers, directors and 10% Stockholders have complied with all Section 16(a) filing requirements applicable to them.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee is currently composed of Ms. Chaffin and Messrs. Pidwell and Yankowski. No interlocking relationship exists between any member of the Company’s Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2005 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans.

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	16,419,546		$7.57	16,751,802	(2)

Equity compensation plans not approved by stockholders	693,579	(3)	$7.30	755,264	(4)

Total	17,113,125		$7.56	17,507,066

(1)	See Note 8 to Notes to Consolidated Financial Statements, contained in our Annual Report on Form 10-K for the year ended December 31, 2005, for a description of the terms of our equity compensation plans.

(2)	Includes 10,360,977 shares of Common Stock reserved for issuance under the Company’s 1999 Stock Incentive Plan and 1999 Non-Employee Director Stock Incentive Plan and 6,390,825 shares of Common Stock reserved for issuance under the Company’s 1999 Employee Stock Purchase Plan. The Company’s 1999 Stock Incentive Plan incorporates an evergreen formula pursuant to which on January 1 of each year, the aggregate number of shares of Common Stock reserved for issuance under the 1999 Stock Incentive Plan will increase by a number of shares equal to the lesser of (i) 5% of the total amount of fully diluted Common Stock shares outstanding as of that date, (ii) 16,000,000 shares or (iii) a lesser number of shares determined by the administrator of the 1999 Stock Incentive Plan. The Company’s 1999 Employee Stock Purchase Plan additionally incorporates an evergreen formula pursuant to which on January 1 of each year, the aggregate number of shares of Common Stock reserved for issuance will increase by a number of shares equal to the lesser of (i) 2% of the total amount of fully diluted Common Stock shares outstanding as of that date or (ii) 6,400,000 shares. For purposes of determining the number of shares outstanding as of January 1, all outstanding classes of securities of the Company, convertible notes, warrants, options and any other awards granted under the 1999 Stock Incentive Plan that are convertible or exercisable presently or in the future by the holder into shares of Common Stock shall be deemed to be outstanding. This number does not include 4,751,552 and 1,900,621 shares which were added, pursuant to the evergreen formula, to the shares reserved for issuance under the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan, respectively, on January 1, 2006.

(3)	Includes outstanding options to purchase (i) 15,928 shares of Common Stock at a weighted-average exercise price of $1.52 granted under Influence Software, Inc.’s stock option plan, which Informatica assumed in connection with the acquisition of Influence in December 1999, (ii) 42,035 shares of Common Stock at a weighted-average exercise price of $6.17 granted under Zimba’s stock option plan, which Informatica assumed in connection with the acquisition of Zimba in August 2000 and (iii) 119,172 shares of Common Stock at a weighted-average exercise price of $0.77 granted under Striva Corporation’s stock option plan, which Informatica assumed in connection with the acquisition of Striva in September 2003. The Company did not reserve the right to make subsequent grants or awards under any of the aforementioned plans. In addition, this number includes options to purchase 516,444 shares of Common Stock at a weighted-average exercise price of $9.08 granted by Informatica under the 2000 Employee Stock Incentive Plan described below. This number does not include 392,333 shares of Common Stock at a weighted-average exercise price of $0.95 granted under Similarity Vector Technologies (SivTech) Limited’s share option scheme, which Informatica assumed in connection with the acquisition of Similarity Systems Limited in January 2006.

(4)	Represents shares of Common Stock available for future issuance under the 2000 Employee Stock Incentive Plan.

2000 Employee Stock Incentive Plan

In January 2000, the Board of Directors adopted the 2000 Employee Stock Incentive Plan (the “2000 Incentive Plan”), under which 1,600,000 shares were reserved for issuance. The 2000 Incentive Plan is not subject to stockholder approval. Under the 2000 Incentive Plan, eligible employees and consultants may be awarded stock options, stock appreciation rights, restricted shares and stock units. No stock options, stock appreciation rights, restricted shares or stock units from the 2000 Incentive Plan may be granted to directors or executive officers of the Company. The 2000 Incentive Plan is intended to help the Company attract and retain outstanding individuals in order to promote the Company’s success. The 2000 Incentive Plan does not provide for the grant of incentive stock options. The exercise price for non-qualified options may not be less than 85% of the fair value of the Common Stock at the option grant date. The 2000 Incentive Plan is administered by the Compensation Committee of the Board of Directors. Options granted are exercisable over a maximum term of ten years from the date of grant and generally vest over a period of four years from the date of grant.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation received by our Chief Executive Officer and each of the four most highly compensated executive officers during the last fiscal year for services rendered to the Company in all capacities for the three years ended December 31, 2005 (the “Named Executive Officers”):

						Long-Term Compensation Awards
	Annual Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)		Number of Shares Underlying Options	All Other Compensation ($)
Sohaib Abbasi	2005	350,000		320,000	(1)	500,000	11,284	(2)
Chairman & Chief Executive Officer	2004	45,449		—		2,660,000	6,578
	2003	—		—		—	—

Earl E. Fry	2005	290,000		170,700		75,000	12,784	(3)
Chief Financial Officer,	2004	270,000		90,000		275,000	13,157
Executive Vice President and Secretary	2003	239,850		96,400		100,000	10,933

Girish Pancha	2005	257,500		123,125		50,000	7,931	(4)
Executive Vice President,	2004	250,000		81,875		275,000	9,685
Products	2003	198,338		31,769		100,000	8,318

Paul Hoffman (5)	2005	300,000		164,623		550,000	23,416	(6)
Executive Vice President,	2004	—		—		—	—
Worldwide Sales	2003	—		—		—	—

John Entenmann (7)	2005	258,895	(8)	80,073		—	61,360	(9)
Former Executive Vice President,	2004	71,250		—		360,000	3,160
Corporate Strategy & Marketing	2003	—		—		—	—

(1)	This amount includes $100,000 that was earned in 2004 and paid in 2005.

(2)	This amount includes life insurance premium payments of $235.00 and medical and disability plan payments of $11,049.57.

(3)	This amount includes life insurance premium payments of $235.00, medical and disability plan payments of $11,049.57 and a 401(k) match of $1,500.00.

(4)	This amount includes life insurance premium payments of $235.00, medical and disability plan payments of $6,196.40 and a 401(k) match of $1,500.00.

(5)	Mr. Hoffman became an executive officer of the Company effective January 4, 2005.

(6)	This amount includes life insurance premium payments of $235.00, medical and disability plan payments of $7,007.60, a 401(k) match of $1,500.00 and sales incentive benefits received valued at $14,673.93.

(7)	Mr. Entenmann resigned as an executive officer of the Company effective November 1, 2005.

(8)	This amount includes vacation pay of $20,299.00.

(9)	This amount includes life insurance premium payments of $215.00, medical and disability plan payments of $9,894.66, a 401(k) match of $1,500.00, a $2,250.26 COBRA payment and payments pursuant to Mr. Entenmann’s severance agreement of $47,500.00.

Option Grants in Last Fiscal Year

The following table sets forth, as to the Named Executive Officers, information concerning stock options granted during the year ended December 31, 2005.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4) ($)
Name	Number of Shares Underlying Options Granted (1)	% of Total Options Granted to Employees in Year (2)	Exercise Price Per Share ($)	Expiration Date (3)	5%	10%
Sohaib Abbasi	500,000	14.33%	12.00	12/30/12	2,442,603	5,692,303
Earl E. Fry	75,000	2.51%	7.73	4/29/12	236,016	550,019
Girish Pancha	50,000	1.67%	7.73	4/29/12	157,344	366,679
Paul Hoffman	550,000	18.40%	7.48	1/4/12	1,674,811	3,903,022
John Entenmann	—	—	—	—	—	—

(1)	The options in this table are incentive stock options or non-qualified stock options granted under the 1999 Stock Incentive Plan. These options have exercise prices equal to the fair market value of the Company’s Common Stock on the date of grant. Unless otherwise indicated herein by footnote, all such options have seven-year terms and vest over a period of four years at a rate of 1/48th each month.

(2)	The Company granted options to purchase 3,489,950 shares of Common Stock to employees in the year ended December 31, 2005.

(3)	The options in this table may terminate before their expiration upon the termination of optionee’s status as an employee or consultant or upon the optionee’s disability or death.

(4)	Under rules promulgated by the SEC, the amounts in these two columns represent the hypothetical gain or “option spread” that would exist for the options in this table based on assumed stock price appreciation from the date of grant until the end of such options’ seven-year term at assumed annual rates of 5% and 10%. Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). The 5% and 10% assumed annual rates of appreciation are specified in SEC rules and do not represent the Company’s estimate or projection of future stock price growth. The Company does not necessarily agree that this method can properly determine the value of an option, and there can be no assurance that the potential realizable values shown in this table will be achieved.

Option Exercises and Holdings

The following table sets forth, as to the Named Executive Officers, certain information concerning the number of shares of the Company’s Common Stock subject to both exercisable and unexercisable stock options as of December 31, 2005. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company’s Common Stock as of December 31, 2005.

			Number of Shares Underlying Unexercised Options at Year-End		Value of Unexercised In-The-Money Options at Year-End (1)
Name	Shares Acquired on Exercise	Value Realized ($)	Exercisable	Unexercisable	Exercisable($)	Unexercisable($)
Sohaib Abbasi	—	—	957,383	2,202,617	5,888,673	10,645,727
Earl E. Fry	—	—	1,044,477	281,523	4,520,333	1,318,207
Girish Pancha	—	—	450,310	263,690	2,024,902	1,256,108
Paul Hoffman	—	—	—	550,000	—	2,486,000
John Entenmann	70,000	373,097	27,499	—	163,894	—

(1)	The market value of underlying securities is based on the closing price of the Company’s Common Stock on December 30, 2005 (the last trading day of 2005).

Employment Agreements and Change-in-Control Arrangements

Mr. Abbasi entered into an offer letter for employment effective July 19, 2004 which contains a severance arrangement, providing for certain severance payments and vesting acceleration as to unvested options in the event (1) Mr. Abbasi’s employment with the Company is terminated without cause or (2) Mr. Abbasi resigns from the Company for good reason. Upon the occurrence of (1) or (2) above, then Mr. Abbasi will receive (i) continued payment of his base salary for a period of 12 months (the “Continuance Period”), (ii) a lump-sum payment, paid at the time fiscal year bonuses are paid to other executives, equal to Mr. Abbasi’s then current target bonus, (iii) reimbursement for any applicable premiums Mr. Abbasi pays to continue coverage for Mr. Abbasi and his eligible dependents under the Company’s benefit plans for the Continuance Period, or, if earlier, until Mr. Abbasi is eligible for similar benefits from another employer, and (iv) immediate vesting of all unvested equity awards that would have vested had Mr. Abbasi otherwise remained an employee for the Continuance Period. Notwithstanding clause (iv) above, if a termination described in (1) or (2) above occurs within the period beginning three months prior to a change of control and ending 12 months following a change of control, Mr. Abbasi will receive immediate vesting with respect to all unvested equity awards that would have vested had he otherwise remained an employee for an additional 24 months instead of 12 months.

The Company has entered into an Executive Severance Agreement (the “Agreement”) with each of Messrs. Fry, Hoffman and Pancha and Brian Gentile, appointed as the Company’s executive vice president and chief marketing officer in March 2006, which sets forth the severance terms and conditions for these executive officers in the event that their employment is terminated in connection with a “Change of Control.” The Agreement is offered to all Executive Vice Presidents of the Company. The following is a summary of the material terms and conditions of the Agreement:

Term of Agreement. Each Agreement has an initial term of two years, and provides that the initial term will be automatically extended each year for an additional one year term unless the Company informs the executive officer at least ninety days prior to the date of automatic renewal that it is electing not to extend the term.

Severance. In the event that the Company terminates the executive officer’s employment without “Cause” or the executive resigns for “Good Reason,” and such termination occurs within the time period beginning on the date three months preceding a Change of Control of the Company and ending on the date 12 months following a Change of Control, the executive officer will receive the following severance package: (1) continued payment of the executive officer’s base salary for twelve months; (2) continued benefits for twelve months; and (3) twelve months accelerated vesting for any equity awards that are outstanding as of the date that the executive officer’s employment is terminated.

The severance payments, continued benefits, and accelerated vesting will be subject to the executive officer entering into (and not subsequently revoking) a (1) separation agreement and release of claims in a form satisfactory to the Company and the executive officer, (2) a non-compete and non-solicitation agreement that would be in effect during the 12 month period in which the executive officer receives continuing salary from the Company and (3) a non-disparagement agreement.

TRANSACTIONS WITH MANAGEMENT

Pursuant to a separation agreement between John Entenmann and Informatica dated November 1, 2005 (the “Separation Date”), the Company agreed to provide Mr. Entenmann the following severance benefits: (1) lump-sum payment equal to two (2) months’ of executive’s annual base salary, specifically $47,500.00, less applicable withholding; (2) lump-sum payment (less applicable withholding) awarded to Mr. Entenmann reflecting Mr. Entenmann’s allocation of any performance bonus payable coincident with the Company’s performance for the third quarter of 2005 — with such amount to be paid to Mr. Entenmann at such time as the Second Half 2005 Bonuses are paid out generally to the Company’s employees; and (3) lump-sum payment equal to two (2) months’ COBRA premiums, specifically $2,250.26.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. The independent registered public accounting firm, E&Y, is responsible for auditing these financial statements and performing an attestation of the Company’s internal controls. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare or certify the Company’s financial statements or guarantee the audits or reports of the independent auditors, nor is it the duty of the Audit Committee to certify that the independent auditor is “independent” under applicable rules. These are the fundamental responsibilities of Company management and the independent auditors. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with the independent registered public accounting firm and management;

•	discussed with Company management and E&Y the evaluation of the Company’s internal controls and the audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002;

•	discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect; and

•	received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent registered public accounting firm their independence.

Based upon the reviews and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

A. Brooke Seawell
Carl J. Yankowski
Charles J. Robel

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee was formed in March 1999 and currently consists of Ms. Chaffin and Messrs. Pidwell and Yankowski. The Compensation Committee generally reviews and approves the Company’s executive compensation policies, including the base salary levels and target incentives for the Company’s executive officers at the beginning of each year, and approves the performance objectives of the executive officers in their areas of responsibility. The Compensation Committee also administers the Company’s stock plans. No member of the Compensation Committee is a former or current officer or employee of Informatica or any of its subsidiaries. Certain meetings of the Compensation Committee are also attended by Messrs. Abbasi and Fry, who provide background and market information and make recommendations to the Compensation Committee on salary levels, officer performance objectives and corporate financial goals. However, Messrs. Abbasi and Fry are not entitled to vote on any actions taken by the Compensation Committee.

Executive Officer Compensation Programs

The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options and various benefits, including medical and life insurance plans. The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers and maximization of stockholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and stockholder interests, thereby enhancing stockholder value.

Base Salaries. Salaries for the Company’s executive officers are determined primarily on the basis of the executive officer’s level of responsibility, general salary practices of peer companies and the officer’s individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and the Company’s financial performance generally. The weight given each such factor by the Compensation Committee may vary from individual to individual. For purposes of determining base salaries, the Company considers the following corporations to be in its primary peer group: Business Objects, Cognos, Tibco, WebMethods, IBM (Ascential Software) and Sybase, and ten other companies in a secondary peer group.

Incentive Bonuses. The Compensation Committee believes that a cash incentive bonus plan can serve to motivate the Company’s executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon recommendations by management and a subjective consideration of factors including such officer’s level of responsibility, individual performance, contributions to the Company’s success and the Company’s general financial performance.

Stock Option Grants. Stock options may be granted to executive officers under the 1999 Stock Incentive Plan. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with stockholder interests. Stock option grants are intended to focus the attention of the recipient on the Company’s long-term performance which the Company believes results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To this end, stock options generally vest and become fully exercisable over a four-year period. The principal factors considered in granting stock options to executive officers of the Company are prior performance, level of responsibility, other compensation and the executive officer’s ability to influence the Company’s long-term growth and profitability. However, the 1999 Stock Incentive Plan does not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance of the executive officer. Additionally, the Compensation Committee is currently evaluating other forms of long term-incentive compensation as an alternative to stock option grants.

Other Compensation Plans. The Company has adopted certain general employee benefit plans in which executive officers are permitted to participate on parity with other employees.

Deductibility of Compensation. Section 162(m) of the Internal Revenue Code (“IRC”) disallows a deduction by the Company for compensation exceeding $1.0 million paid to certain executive officers, excluding, among other things, performance based compensation. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Company has not adopted a policy that all compensation must be deductible.

Chief Executive Officer Compensation

The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Pursuant to Mr. Abbasi’s employment agreement, Mr. Abbasi’s base salary for the year ended December 31, 2005 was $350,000. Mr. Abbasi’s base salary was established in part by comparing the base salaries of chief executive officers of the Company’s peer group. Mr. Abbasi’s base salary was below the median of the base salary range for chief executive officers of comparable companies. Also, Mr. Abbasi received options to purchase 500,000 shares of the Company’s Common Stock during the year ended December 31, 2005. Additionally, in 2005 Mr. Abbasi earned a bonus of $220,000 which was paid in 2005.

COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

David W. Pidwell
Janice Chaffin
Carl J. Yankowski

COMPANY STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative total return to stockholders on the Company’s Common Stock with the cumulative total return of the NASDAQ National Market (U.S. Companies) Index and the NASDAQ Computer and Data Processing Services Group Index. The graph assumes that $100 was invested on January 1, 2000 in the Company’s Common Stock and in each of the indices discussed above, including reinvestment of dividends. No dividends have been declared or paid on the Company’ Common Stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Redwood City, California
April 7, 2006

INFORMATICA CORPORATION
100 CARDINAL WAY
REDWOOD CITY, CALIFORNIA 94063

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, May 17, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Informatica Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, May 17, 2006. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Informatica Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	INFCO1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INFORMATICA CORPORATION

1.	Election of Class III Directors		For	Withhold	For All	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
			All	All	Except
	Nominees:	01) David W. Pidwell
02) Sohaib Abbasi
		03) Geoffrey W. Squire	☐	☐	☐

Vote On Proposal						For	Against	Abstain

2.	Ratification of appointment of Ernst & Young LLP as the independent registered public accounting firm of Informatica Corporation for the year ending December 31, 2006.					☐	☐	☐

STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

For address changes, please check this box and write them on the back where indicated					☐

NOTE: Please sign exactly as your name appears hereon. When shares are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. When signing as attorney, executor, administrator, trustee, guardian or another fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

INFORMATICA CORPORATION
PROXY FOR 2006 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of Informatica Corporation, a Delaware corporation (“Informatica”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated April 7, 2006, and hereby appoints Sohaib Abbasi and Earl E. Fry, or either of them, proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Informatica to be held on Thursday, May 18, 2006 at 3:00 p.m. local time at Informatica’s corporate offices located at 100 Cardinal Way, Redwood City, California 94063 and at any adjournment or postponement thereof, and to vote all shares of Common Stock of Informatica held of record by the undersigned on March 31, 2006, as hereinafter specified upon the proposals on the reverse side.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INFORMATICA CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2006. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS STATED ON THE REVERSE SIDE, AND AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THESE PROPOSALS.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE